UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2009

MTS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-2382	41-0908057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Technology Drive Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 937-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Director.  On May 17, 2009, Joseph M. O’Donnell resigned from the Board of Directors of MTS Systems Corporation (the “Company”). Mr. O’Donnell resigned in connection with a change in his employment, and not as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

Election of Director.  Effective May 21, 2009, the Board of Directors of the Company elected David J. Anderson to serve as a director of the Company. Mr. Anderson is currently Co-Vice Chairman of Sauer-Danfoss Inc., a Fortune 1000 company that designs and manufactures hydraulic and electronic components and systems. Previously, Mr. Anderson was President and Chief Executive Officer of Sauer-Danfoss Inc. Mr. Anderson is also a director of Schnitzer Steel Industries, Inc. Mr. Anderson is expected to be named to the Compensation Committee of the Board of Directors. Mr. Anderson was granted restricted stock pursuant to the 2006 Stock Incentive Plan in an amount to be determined by dividing $40,000 by the closing price of the Company’s common stock on June 15, 2009, and this grant will be effective as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: May 21, 2009	By:	/s/ SUSAN E. KNIGHT
Susan E. Knight
Vice President and Chief Financial Officer